UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2005

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2005, Chiron Corporation announced the appointment of Jack Goldstein, 57, to the position of President and Chief Operating Officer.  Dr. Goldstein has served in this capacity on an interim basis since November 2004 and previously served as President of Chiron Blood Testing.

The terms of Dr. Goldstein’s arrangement with Chiron have not been determined at the time of this report, and will be filed under an amended report on Form 8-K/A when determined.

Chiron issued a press release on February 23, 2005, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, regarding recent management appointments.

The information contained in the second and third paragraphs under Item 5.02 of the Current Report on Form 8-K of Chiron, filed on November 5, 2004, concerning the business experience of Dr. Goldstein and his August 2002 employment agreement and other transactions with Chiron, are incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number

99.1  Press release issued February 23, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: February 28, 2005	By:	/s/ Ursula B.Bartels
Ursula B. Bartels Vice President and General Counsel